                  AS FILED WITH THE COMMISSION ON JULY 17, 1998
                                                     REGISTRATION NO. 333-01353
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                       POST-EFFECTIVE AMENDMENT NUMBER ONE

                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                                LEAR CORPORATION
             (Exact name of registrant as specified in its charter)



         Delaware                                     13-3386776
-------------------------------           ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)




   21557 Telegraph Road                                48086-5008
   Southfield, Michigan                                (zip code)

(Address of principal executive offices)


    Lear Operations Corporation 401(k) Plan for Hourly Employees of the St. Louis II Plant


                            (Full title of the Plan)
--------------------------------------------------------------------------------


                               Joseph F. McCarthy

                  Vice President, Secretary and General Counsel

                                Lear Corporation

                              21557 Telegraph Road

                         Southfield, Michigan 48086-5008
                         -------------------------------
                     (Name and address of agent for service)

                                 (248) 746-1500
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)





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                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 9.           UNDERTAKINGS

         Pursuant to undertakings set forth in its Registration Statement on Form S-8 Number 333-01353 (the "Form S-8" or "Registration Statement"), Lear Corporation (the "Company") hereby removes from registration any and all remaining shares of Common Stock registered under the Company's Form S-8 which have not been issued or reserved for issuance under the Lear Operations Corporation 401(k) Plan for Hourly Employees of the St. Louis II Plant as of the date specified below.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Number One to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on the 17th day of July, 1998.


                                                   LEAR CORPORATION


                                                   By: /s/ Kenneth L. Way
                                                      ------------------------
                                                      Kenneth L. Way
                                                      Chairman of the Board and
                                                      Chief Executive Officer



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                                Date
---------                    -----                                ----

/s/ Kenneth L. Way           Chairman of the Board and            July 17, 1998
-----------------------      Chief Executive Officer
Kenneth L. Way               (Principal Executive Officer)
                             Director, President and Chief

*                            Operating Officer --                 July 17, 1998
-----------------------      International Operations
Robert E. Rossiter           Director, President and Chief

*                            Operating Officer -- North           July 17, 1998
-----------------------      American Operations
James H. Vandenberghe        Senior Vice President and

/s/ Donald J. Stebbins       Chief Financial Officer              July 17, 1998
-----------------------      (Principal Financial and
Donald J. Stebbins           Principal Accounting Officer)


*                            Director                             July 17, 1998
-----------------------
Gian Andrea Botta

                             Director
-----------------------
Irma B. Elder

*                            Director                             July 17, 1998
-----------------------
Larry W. McCurdy

                             Director
-----------------------
Roy E. Parrott

*                            Director                             July 17, 1998
-----------------------
Robert W. Shower

*                            Director                             July 17, 1998
-----------------------
David P. Spalding

*                            Director                             July 17, 1998
-----------------------
James A. Stern


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          *By:  /s/ Kenneth L. Way
              --------------------
          Kenneth L. Way
          Attorney-in-fact
          (pursuant to powers of attorney dated February 29, 1996 included on the signature page of Registration No. 333-01353)


         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned (or other persons who administer the Plan) have duly caused this Post-Effective Amendment Number One to this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan as of July 17, 1998.


LEAR OPERATIONS CORPORATION 401(K) PLAN FOR HOURLY EMPLOYEES OF THE ST. LOUIS II PLANT

By: Lear Corporation (f/k/a Lear Seating Corporation), as Plan Administrator


By:  /s/ Michael Miller
   ----------------------------------------------
Name:      Michael Miller
Title:     Secretary, Employee Benefits Committee